As filed with the Securities and Exchange Commission on May  , 1998
                                                  Registration No. 33-
                                                                      ----------
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    FORM S-8
             Registration Statement Under The Securities Act of 1933

                                ---------------

                                 GO-VIDEO, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                                          86-0492122
      (State or other jurisdiction                             (I.R.S. Employer
   of incorporation or organization)                         Identification No.)

        7835 East McClain Drive                                     85260
          Scottsdale, Arizona                                     (Zip Code)
(Address of Principal Executive Offices)

                                ---------------

                 GO-VIDEO, INC. 1993 EMPLOYEE STOCK OPTION PLAN
                            (Full title of the plan)

                                ---------------

            Roger B. Hackett                          Copy of Communications to:
   Chairman, Chief Executive Officer,                        Jon S. Cohen
 President and Chief Operating Officer                     Samuel C. Cowley
             Go-Video, Inc.                                 Snell & Wilmer
        7835 East McClain Drive                           One Arizona Center
       Scottsdale, Arizona 85260                     Phoenix, Arizona 85004-0001
(Name and address of agent for service)

                                 (602) 998-3400
                     (Telephone number, including area code,
                              of agent for service)

                                ---------------

                         Calculation of Registration Fee

========================================================================================================
Title of Securities to  Amount to be   Proposed Maximum    Proposed Maximum   Amount of Registration
    be Registered        Registered   Offering Price per  Aggregate Offering            Fee
                                            Share*              Price*
--------------------------------------------------------------------------------------------------------
    Common Stock,
      $.001 par          1,000,000           $2.66               $2,660,000            $784.70
         value             shares
========================================================================================================


         * Estimated pursuant to Rule 457(c) and 457(h) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices for shares of the Registrant's Common Stock on May 6, 1998.

                  The Index to Exhibits is located on page 7.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
              ----------------------------------------------------

         The documents containing the information specified in Part I, Items 1 and 2, will be delivered to employees in accordance with Form S-8 and Securities Act Rule 428.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

         The  following   documents  filed  with  the  Securities  and  Exchange
Commission by Go-Video, Inc. (the "Company") are hereby incorporated by reference in this Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the year ended March 31, 1997, filed on June 30, 1997.

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, filed on August 12, 1997.

         (c) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, filed on November 13, 1997.

         (d) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997, filed on February 13, 1998.

         (e) The description of the Company's Common Stock included in Post-Effective Amendment No. 6 to the Company's Registration Statement on Form S-2 (No. 33-33033) as filed on April 21, 1992.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities
         -------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

         Not Applicable.

Item 6.  Indemnification of Officers and Directors
         -----------------------------------------

         In 1987, legislation was adopted in Delaware which allows Delaware corporations to include in their certificates of incorporation a provision that limits or eliminates personal liability of directors for breaches of their fiduciary duty of care, unless the director has also breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or a knowing violation of law, paid a dividend or approved a stock repurchase in violation of the Delaware general corporation law, or obtained an improper personal benefit. The Company's Certificate of Incorporation contains such a provision which eliminates the liability of directors of the Company to the Company or any of its stockholders, subject to such exceptions. In addition, the Company's Bylaws provide that the Company shall indemnify its officers, directors, employees, and agents, in accordance with the above provisions.

         Insurance is maintained on a regular basis (and not specifically in connection with this offering) against liabilities arising on the part of directors and officers out of their performance in such capacities or arising on the part of the Company out of the foregoing indemnification provisions, subject to certain exclusions and to the policy limits.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

         Not Applicable.

Item 8.  Exhibits
         --------

              Exhibit No.                            Description
              -----------                            -----------

                  4.1 Portion of Certificate of Incorporation of Go-Video, Inc. relating to the rights of holders of Go-Video, Inc. common stock, incorporated by reference to Exhibit 4-A to Registration Statement on Form S-2 (File No. 33-33033).

                  4.2 Bylaws of Go-Video, Inc. as amended on January 23, 1991, incorporated by reference to Exhibit 4-B to Registration Statement on Form S-2 (File No. 33-38445).

                  5.1               Opinion of Snell & Wilmer.

                 23.1               Consent of Deloitte & Touche.

                 23.2 Consent of Snell & Wilmer (included in the opinion filed as Exhibit 5.1).

                 24.1 Power of Attorney (included in signature page).

                 99                 1993 Employee Stock Option Plan.

Item 9.  Undertakings
         ------------

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on May 11, 1998.

                                        GO-VIDEO, INC.


                                        By /s/ Roger B. Hackett
                                          --------------------------------------
                                          Roger B. Hackett
                                          Chairman of the Board of Directors,
                                          Chief Executive Officer, President
                                          and Chief Operating Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the date indicated. Each person whose signature appears below hereby authorizes Roger B. Hackett and Douglas P. Klein, and each of them, as attorneys-in-fact, to sign his or her name on his or her behalf, individually and in each capacity designated below, and to file any amendments, including post-effective amendments to this Registration Statement.

     Name and Signature                                Title                              Date
     ------------------                                -----                              ----
/s/ Roger B. Hackett                         Chairman of the Board                  May 11, 1998
-----------------------------                of Directors, Chief Executive
Roger B. Hackett                             Officer, President and Chief
                                             Operating Officer

/s/ Douglas P. Klein                         Vice-President, Chief                  May 11, 1998
-----------------------------                Financial Officer, Secretary
Douglas P. Klein                             and Treasurer


/s/ Carmine F. Adimando                      Director                               May 11, 1998
-----------------------------
Carmine F. Adimando


/s/ Thomas F. Hartley, Jr.                   Director                               May 11, 1998
-----------------------------
Thomas F. Hartley, Jr.


/s/ Thomas E. Linnen                         Director                               May 11, 1998
-----------------------------
Thomas E. Linnen


/s/ William T. Walker, Jr.                   Director                               May 11, 1998
-----------------------------
William T. Walker, Jr.

                                INDEX TO EXHIBITS

                                                                       Page in Sequential
                                                                       Numbering System in
                                                                       Manually Signed
Exhibit                                                                Original on Which
Number                    Description                                  Exhibits May Be Found
------                    -----------                                  ---------------------
 4.1            Certificate of Incorporation                           Incorporated by reference to
                of the Company                                         Exhibit 4-A to Registration Statement on
                                                                       Form S-2 (File No. 33-33033)

 4.2            Bylaws, as amended                                     Incorporated by reference to
                                                                       Exhibit 4-B to Registration Statement on
                                                                       Form S-2 (File No. 33-38445)

 5.1            Opinion of Snell & Wilmer                              Page 8

23.1            Consent of Deloitte & Touche                           Page 9

23.2            Consent of Snell & Wilmer                              Included in Exhibit 5.1
                (included in Exhibit 5.1)

24.1            Power of Attorney                                      Included in signature page

99              1993 Employee Stock Option Plan                        Page 10

                                       -7-